EXHIBIT 10.19

                               PURCHASE AGREEMENT

                          OFFER & SELLER'S ACCEPTANCE

PROPERTY PURCHASER, K&D GROUP, INC. offers to buy the property located at 25000 ROCKSIDE ROAD, City of BEFORD HEIGHTS, County of CUYAHOGA, State of Ohio and also known as being Perm. Par No. 791-30-012 and being SOUTHPOINT APARTMENTS and the same more or less but subject to all legal highways. The property shall include the land, and all apartment rights, privileges and easements, and all building and fixtures IN THEIR PRESENT CONDITION, including without limitations, any of the following which are now on the property; all electrical, heating, plumbing, and bathroom fixtures, all window and door shades, blinds, awnings, screens, storm shashes, curtain and drapery rods, all landscaping, TV antenna, garage door openers and control units, smoke detectors, security systems and controls (unless leased), built-in appliances, affixed mirrors, window air conditioning units, satellite TV reception systems and components, trash compactors, in-ground sprinkler system, existing carpeting, all office, maintenance, landscaping equipment and supplies______________________________________________________________
          _____________________________________________________________________.

PRICE     PURCHASER agrees to pay for said property the
          sum of.................................................$11,000,000
          payable as follows:
          (a) Earnest money will be paid to BROKER as agent for SELLER, within three days after acceptance, to be deposited in trust account and credited against purchase price
          .......................................................$   100,000
          (b)  Balance of down payment to be deposited in escrow
          .......................................................$10,900,000
          (c)  Proceeds of any mortgage to be secured by PURCHASER in the amount
          of.............................................       .$11,000,000
          (d) NOTE: This offer is contingent upon Purchaser working out satisfactory terms of release with the current lender. This Offer to Purchase shall remain in effect for five (5) business days.

FINANCING PURCHASER agrees to make a signed application, in good faith, for a mortgage loan in an amount not greater than shown in Item 2C above at a lending institution of his choice within 10 days of acceptance of this offer. If commitment cannot be obtained within 30 days after the acceptance of this offer, this contract shall be null and void, and the SELLER and PURCHASER agree to sign a release authorizing the Broker and/or Escrow Agent to return the above mentioned earnest money in full to the PURCHASER.

TITLE SELLER shall furnish a general warranty deed and/or fiduciary deed, if required, conveying to PURCHASER a marketable title to the property with the dower rights, if any, released, free and clear of all liens and encumbrance whatsoever except (a) any mortgage assumed encroachment as do not materially and adversely affect use or value of property, (b) zoning ordinances, if any, (c) taxes and assessments, both general and special, which are a lien by not yet due and payable, for the current half of the taxable year and thereafter. SELLER shall also furnish a title guarantee in the amount of the purchase price, as assurance that there has been conveyed to PURCHASER the title required to be conveyed hereunder. PURCHASER may obtain Fee Policy of Title Insurance if he agrees to pay the additional premium, if required. If the property is torronized, the SELLER shall furnish an owner's Duplicate Certificate of Title. SELLER, or if applicable, PURCHASER, shall deposit in escrow, any point-of-sale certificate or occupancy permits as required by law.
          Note:  Title Insurance to be paid in full by the Purchaser.

PRORATIONS Purchaser agrees that there will be no prorations except for taxes currently held by lender.

CLOSING ALL FUNDS AND DOCUMENTS necessary to the completion of this transaction shall be placed in escrow with any Lending Institution or Oakwood Title Company AT CLOSING, subject to their standard conditions of acceptance. In case of conflict between this agreement and the conditions of escrow acceptance, the terms and conditions of this agreement will prevail. If a defect in the title appears, SELLER shall have thirty (30) days after notice to try to remove such defect, and being unable to do so PURCHASER may agree to accept title subject to such defect without any reduction in the purchase price, or terminate this agreement and thereupon receive the return of all deposits made hereunder. Recording of the deed to occur on or about, but not before __________________, 19_______ whichever is later.

POSESSION
(see addendum)

          SELLER shall deliver possession of the property as described above, in the same condition as of the date of acceptance, except for ordinary wear and tear, to PURCHASER on the date of recording of the deed.

CHARGES   PURCHASER shall pay through escrow (a) any real estate transfer tax,
          (b) the cost of evidence of title required hereunder, (c) the amount of any special assessments payable by PURCHASER (d) the broker's commission payable by PURCHASER as hereinafter provided, and ALL of the escrow fees, PURCHASER shall pay ALL of the escrow fees and all fees and costs incident to filing the deed and the cost of the making and recording and mortgage placed on the property of Purchaser.

DAMAGES If any building or other improvements are damaged or destroyed in excess of 10% of the purchase price prior to the filing of the deed for record, PURCHASER shall have the option (a) to receive the proceeds of any insurance payable in connection therewith, along with any "deductible" amount which shall be paid by SELLER or (b) to terminate this agreement and to recover all funds theretofore paid. Risk of loss shall be borne by SELLER until recording of deed.

BINDING
AGREEMENT This property is being purchased in its present physical condition, the same having been examined by PURCHASER. There have been no representations, warranties or statements upon which PURCHASER has relied concerning the condition said permises, the value of the same, the improvements thereon, the use that can be made of said premises, or anything concerning the same other than what is included in this written Purchase Agreement. Upon acceptance, this offer will become an agreement, binding upon and accruing to the benefit of PURCHASER and SELLER and their respective heirs, executors, administrators and assigns.

FINANCIAL
AND PHYSICAL
REVIEW Within ten (10) days after delivery to Purchaser of Seller's acceptance of this offer, SELLER shall make available to documents requested by PURCHASER for examination and schedule a suite by suite and general property inspection. If PURCHASER is dissatisfied with the document review or property inspection, PURCHASER may notify SELLER in writing that PURCHASER elects not to proceed with this transaction if such notice is delivered to SELLER within ten (10) days after PURCHASER examination and inspection have been completed. Whereupon the Earnest Money shall be returned to the PURCHASER and the parties shall stand released of any further obligation each to the other under this Agreement.

OPERATION SELLER will operate and maintain the Property in the normal course of business between the date of execution hereof and Closing.

DISCLOSURE SELLER agrees to "Full Disclosure" of all knowledge of notices and conditions with respect to the property upon acceptance of this Agreement.

          Purchaser________________ Address_________________________________

          Purchaser________________ Address_________________________________

          Agent_________________ Company Address____________________________


ACCEPTANCE  SELLER Hereby accepts the above offer and agrees to pay a total commission of __________ percent (_____%) of the purchase price _________ (_______%) to ________________ and
            ______________ percent (_____%) to ___________ and Escrow Agent as instructed by irrevocable assignment to pay said commission from the proceeds SELLER.

SELLER______________________ Address______________________________

SELLER______________________ Phone No._____________ Date__________

SS#_____________________________ SS#______________________________

THIS IS A LEGAL BINDING CONTRACT. IF THE PROVISIONS ARE NOT UNDERSTOOD, LEGAL ADVICE SHOULD BE OBTAINED.

REALTORS  Listing Agent________________ Company________________ Phone_______

          Selling Agent________________ Company________________ Phone_______